Exhibit 5.1

[HOLLAND & KNIGHT LETTERHEAD]

January 19, 2007

VeriChip Corporation

1690 South Congress Avenue, Suite 200

Delray Beach, Florida 33445

Re: Registration Statement on Form S-1 (File No. 333-130754)

Ladies and Gentlemen:

We have acted as counsel to VeriChip Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1, File No. 333-130754, filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2005, as amended by Amendment Nos. 1-6 thereto (as such Registration Statement may be further amended or supplemented, the “Registration Statement”), for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), 4,945,000 shares of the common stock of the Company, $0.01 par value per share (the “Shares”). The Shares are inclusive of 4,300,000 shares that are being offered by the Company (the “Company Shares”) and up to 645,000 shares (the “Option Shares”) being offered by Applied Digital Solutions, Inc., as selling stockholder, if the underwriters named in the Registration Statement (the “Underwriters”) exercise in full their option granted to cover over-allotments.

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the foregoing registration, we have examined originals, or copies certified or otherwise identified to our satisfaction of such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary as a basis for the opinion hereafter expressed.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion below, insofar as it relates to the status of Option Shares as fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Option Shares.

Based upon and subject to the foregoing, we are of the opinion that (1) when (i) the Board of Directors of the Company (or any committee thereof duly appointed by the Board of Directors) approves the initial public offering price, (ii) the duly appointed officers of the Company, Applied Digital Solutions, Inc., as selling stockholder, and the Underwriters execute and deliver the Underwriting Agreement, and (iii) the Company Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable; and (2) the Option Shares have been duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States and General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction. In this connection, we hereby confirm that the foregoing reference to the General Corporation Law of the State of Delaware includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Knight LLP

Holland & Knight LLP